UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 16, 2013 (July 1, 2013)

Mimvi, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

23 Mauchly, Suite 106

Irvine, California 92672

(Address of principal executive offices)

818-746-5816

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Explanatory Note

On July 1, 2013 (the “Closing Date”), Mimvi, Inc., a Nevada corporation the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) whereby the Company’s wholly owned subsidiary, Adaptive Media Acquisition Co., Inc., an Oregon corporation, merged with and into Adaptive Media, Inc., an Oregon corporation (“Adaptive Media”), a company engaged in the business of web publishing and content development (the “Merger”). On July 1, 2013, the parties executed all documents and filed the Plan of Merger with the Oregon Secretary of State. Upon consummation of the Merger, the Adaptive Media shareholders were issued 33,500,000 shares of common stock, par value $0.001 per share, of Mimvi constituting approximately 29.9% of the outstanding stock of the Company. The Merger caused Adaptive Media to become a wholly owned subsidiary of the Company.

The Company disclosed the Merger on its July 1, 2013 Current Report on Form 8-K (SEC Accession No. 0001144204-13-037862) (the “Initial 8-K”); however, Adaptive Media’s Audited Financial Statements and Pro Forma Financial Information (together, the “Financials”) were not then available. This filing is hereby made in order to provide such Financials.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

The Audited Financial Statements of Adaptive Media for the fiscal year ended December 31, 2012 and the Financial Statements for the six months ended June 30, 2013 (Unaudited) are filed as Exhibits 99.1 and 99.2, respectively, to this Form 8-K and are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheets as of June 30, 2013 and the statements of operations for the six months ended June 30, 2013 and the year ended December 31, 2012 to reflect the acquisition of the business operations of Adaptive Media are filed as Exhibit 99.3 to this Form 8-K and are incorporated herein by reference.

(d) Exhibits:

Exhibit Number	Description
99.1	Audited Financial Statements for the fiscal year ended December 31, 2012.
99.2	Financial Statements for the six months ended June 30, 2013 and 2012 (Unaudited).
99.3	Unaudited pro forma condensed combined balance sheets as of June 30, 2013 and the statements of operations for the six months ended June 30, 2013 and for the year ended December 31, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2013	MIMVI, INC.

/s/Qayed Shareef
Qayed Shareef Chief Executive Officer

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